Exhibit 99.1


                                                           Contact: Frank Kissel
                                                                  Chairman & CEO
                                                                    908-234-0700


PEAPACK-GLADSTONE FINANCIAL CORPORATION
BOARD OF DIRECTORS AFFIRMS POLICY

Gladstone, New Jersey - Thursday, March 15, 2007 - Peapack-Gladstone Financial Corporation (AMEX: PGC) announced that our Board of Directors, by a unanimous vote this morning, affirmed its conviction that we remain an independent community bank, and that we move forward on our long-term plan for improved earnings and increased shareholder value.

Our Board took this action and issued this press release after James Weichert, the holder of 9.7% of the Company's shares, sent a letter to each member of the Board demanding that the Company seek a buyer. In addition, Mr. Weichert filed a
Schedule 13D with the Securities and Exchange Commission, dated as of today, in which he summarized the contents of his letter.

Mr. Weichert has over recent months been in communication with our Board, both directly and indirectly, in an effort to encourage the Company to sell itself. As a result of this, the Board devoted its February 15, 2007 meeting to addressing Mr. Weichert's concerns. At this meeting, after lengthy discussion, the Board expressed a clear consensus that, as opposed to a sale at what it felt is the lower end of an earnings cycle, the Company would instead achieve greater shareholder value by moving forward on the Company's long-term strategic plan, and remaining an independent bank serving its local communities.

Subsequent to the February 15, 2007 meeting, Mr. Weichert sent the above-mentioned letter and filed the Schedule 13D with the Securities and Exchange Commission. As a result, our Board again addressed the issue at its regularly scheduled meeting this morning, and voted 10-0 to affirm its February 15, 2007 consensus, and remain independent. Anthony J. Consi, Senior Vice President of Finance and Operations, Weichert Realtors, was the only director who did not participate in today's meeting. Of the 10 directors that did participate, 3 are inside directors and 7 are outside directors.


The Current Conditions and Our Long-Term Plan
The Company, like other community banks, has suffered from a prolonged inverted yield curve, which has materially lowered our profitability. In addition, our balance sheet has historically been, and still is, dominated by residential mortgages, which carry modest yields. The yield curve we cannot control, but history tells us this will not last. Our long-term plan, which has already been put into place and is already taking effect, calls for a substantial shift in our asset mix, away from residential mortgages and towards higher yielding commercial loans and commercial mortgages. On what we feel are appropriate assumptions, we believe this material shift in our asset mix will deliver substantially superior earnings performance over the coming years.

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Why this is Not the Time to Sell

The Board of Directors feels that the Bank is now at the lower end of an earnings cycle, and that earnings will improve substantially over the coming years, driven by the shift in our asset mix towards commercial lending. The Board of Directors also feels that the earnings environment for community banks in general, including our Bank, is unusually challenging at the current time. As a result, the Board of Directors is convinced that selling today, given our currently depressed earnings, is not in the shareholders best interests. Rather, the Board is convinced that working through this difficult earnings environment, and implementing the shift in our asset mix, will maximize shareholder value.

Frank A. Kissel, Chairman and CEO of the Company, stated: "Our Board, which includes 7 outside directors, voted 10-0 today that the long-term plan now in effect will deliver superior shareholder value to that obtainable by way of a sale at what we feel is the downside of our earnings cycle. The long-term plan provides for a substantial shift in our asset mix, with an increased share to commercial lending, which I believe will drive superior earnings growth over the coming years. I am pleased that Peapack-Gladstone Bank will be in a position to serve its local communities for years to come."

Mr. Kissel also stated: "I have a tremendous amount of respect for Mr. Weichert, who has built Weichert Realtors into the major company it is today. I also share his frustration in our current earnings. However, I feel that selling our Company today would leave substantial shareholder value on the table."

***

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future performance, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially. Important factors that should be reviewed and carefully considered are included in the company's 10-K, 10-Qs, and other reports filed with the SEC. We assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.